Exhibit 99.1

American Electric Technologies, Inc 6410 Long Drive Houston, Texas 77087 713.644.8182

Oil and Gas Industry Veteran Andrew Puhala Joins AETI as CFO

Former Artificial Lift CFO and Baker Hughes VP brings AETI 19 years of financial leadership

(HOUSTON) January 22, 2013—American Electric Technologies, Inc. (NASDAQ: AETI), a leading global provider of power delivery solutions for the energy industry, announced today that Andrew Puhala has joined the company as senior vice president and chief financial officer. Puhala brings with him more than 19 years of financial leadership in the oil and gas industry, and has significant international experience.

Puhala was most recently chief financial officer at Artificial Lift Company, a privately-held oilfield services technology company. Prior to his tenure at Artificial Lift, Puhala spent 15 years at Baker Hughes Incorporated, one of the world’s largest integrated oilfield services companies, where he held senior financial roles including vice president of finance, corporate development, assistant treasurer, division controller, and region finance vice president with expatriate assignments in Europe and the Middle East.

“Andy brings with him significant finance experience in the energy industry as well as a strong international background,” said Charles Dauber, president and chief executive officer of AETI. “As CFO, Andy will help us develop and implement strategies for the next phase of AETI’s growth and profitability.”

Puhala is a Texas Certified Public Accountant and received a Bachelor’s degree in business administration and a Master’s degree in professional accounting from The University of Texas at Austin.

“AETI has great products, people and customers,” said Puhala. “I’m excited to join the AETI team and look forward to building on AETI’s success, and helping deliver value to our shareholders.”

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About American Electric Technologies, Inc.

American Electric Technologies, Inc. (NASDAQ:AETI) is a leading global provider of power delivery solutions to the energy industry. AETI offers M&I Electric™ power distribution and control products, electrical services, and E&I Construction services, as well as American Access Technologies zone enclosures, and Omega Metals custom fabrication services. South Coast Electric Systems L.L.C., a subsidiary, services Gulf Coast marine and vessel customers.

AETI is headquartered in Houston and has global sales, support and manufacturing operations in Beaumont, Texas, Keystone Heights, Florida and Bay St. Louis, Mississippi. In addition, AETI has minority interests in three joint ventures in Xian, China, Singapore and Macae, Brazil. AETI’s SEC filings, news and product/service information are available at www.aeti.com.

American Electric Technologies, Inc 6410 Long Drive Houston, Texas 77087 713.644.8182

Forward Looking Statements

This press release contains forward-looking statements, as defined in Section 27A of the Securities Exchange Act of 1934, concerning anticipated future demand for our products, international expansion, and other future plans and objectives. While the Company believes that such forward-looking statements are based on reasonable assumptions, there can be no assurance that such future revenues, profits, plans and objectives will be achieved on the schedule or in the amounts indicated. Investors are cautioned that these forward-looking statements are not guarantees of future performance. Actual events or results may differ from the Company’s expectations, and are subject to various risks and uncertainties, including those listed in Item 1A of the Form 10-K filed with the Securities and Exchange Commission on March 30, 2012. The Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future events make it clear that any of the projected results expressed or implied herein will not be realized.

Media Contacts:

Ward Creative Communications for American Electric Technologies, Inc.

Molly LeCronier

mlecronier@wardcc.com

713-869-0707

Investor Contacts:

American Electric Technologies, Inc.

713-644-8182

investorrelations@aeti.com